N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                     June 25, 2013

ELS ANNOUNCES TWO-FOR-ONE STOCK SPLIT

CHICAGO, IL - June 25, 2013 - Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced that our Board of Directors has declared a two-for-one stock split of our common stock. The stock split will be effected by and in the form of a stock dividend payable on July 15, 2013 to stockholders of record as of July 5, 2013 (the “record date”). Holders of our common stock will receive an additional share for each share of common stock they hold as of the record date. The stock split will increase the total number of our outstanding shares of common stock and operating partnership units from approximately 41,700,000 and 3,700,000 to approximately 83,400,000 and 7,400,000, respectively.
Answers to frequently asked questions about the stock split are available in the Investor Information section of our website at www.equitylifestyle.com.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

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our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

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in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

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results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
We are a fully integrated owner and operator of lifestyle-oriented properties and own or have an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. We are a self-administered, self-managed, real estate investment trust (“REIT”) with headquarters in Chicago.